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                                                                 EXHIBIT 2.4
                          AGREEMENT AND PLAN OF MERGER


              THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement"), dated as of June 6, 1997, is entered into by and between VIASYSTEMS GROUP, INC., a Delaware corporation (the "Company") and CHIPS HOLDINGS, INC., a Delaware Corporation ("Holdings").

                                   RECITALS:

              WHEREAS, the Company and Holdings deem it advisable and to the advantage of such entities that Holdings merge with and into the Company (the "Merger") upon the terms and conditions herein provided in a transaction intended to qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

              NOW, THEREFORE, the parties do hereby adopt this Merger Agreement and do hereby agree that Holdings shall merge with and into the Company on the following terms, conditions, and other provisions:

                                   ARTICLE I

                                   THE MERGER

              1.1 Merger. Upon the terms and subject to the conditions set forth in this Merger Agreement, Holdings shall be merged with and into the Company at the Effective Time (as hereinafter defined), with the Company surviving the Merger (the "Surviving Corporation"). At the Effective Time, the separate existence of Holdings shall cease and the Company shall continue as the Surviving Corporation. The Surviving Corporation shall be governed by the laws of the State of Delaware.

              1.2 Effective Time of the Merger. Subject to the provisions of this Agreement, the Company and Holdings shall cause the Merger to be consummated by filing a certificate of merger ("Certificate of Merger") with the Secretary of State of the State of Delaware, as soon as practicable on or after the date the Closing occurs. The Merger shall become effective upon the date when the Certificate of Merger is filed with the Secretary of State of Delaware or at such later time as may be specified in the Certificate of Merger (the "Effective Time").
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              1.3    Effects of Merger.  (a) The Merger shall have the effects
as set forth in the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL").

              (b) Subject to clause (i) below, from and after the Effective Time, the Certificate of Incorporation of the Company (the "Certificate of Incorporation") shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

              (i) At the Effective Time of the Merger, the first paragraph of Article Fourth of the Certificate of Incorporation of the Company shall be amended to read in its entirety as follows:

              FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 500,000,000 shares consisting of (a) 30,000,000 shares of a class designated as Preferred Stock, par value $.01 per share ("Preferred Stock"), of which 8,000,000 shares have been designated as Series A Preferred Stock (the "Series A Preferred Stock"), 6,000,000 shares have been designated as Series B Preferred Stock (the "Series B Preferred Stock"), and 8,000,000 shares have been designated as Series C Preferred Stock, (b) 423,000,000 shares of a class designated Common Stock, par value $.01 per share ("Common Stock"), and (c) 47,000,000 shares of a class designated Class A Common Stock, par value $.01 per share ("Class A Common Stock").

              (c) From and after the Effective Time, the Bylaws of the Company shall be the Bylaws of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

              (d) The directors and officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, continue to serve as the directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.





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                                   ARTICLE II

                            CONVERSION OF SECURITIES

       2.1 Common Stock of Holdings. At the Effective Time, by virtue of the Merger and without any action on the part of the stockholders of Company or the stockholders of Holdings, the common stock of Holdings shall be converted into the right to receive an aggregate of 140,000,000 shares of Common Stock of the Company, to be allocated among the stockholders of Holdings pro rata in accordance with their respective ownership of Holdings Common Stock.

       2.2 Conversion of Series A and Series C Preferred Stock of the Company. Concurrent with the Merger, the Series A Preferred Stock, par value $.01 per share, and Series C Preferred Stock, par value $.01 per share, of the Company (collectively, the "HM Preferred Stock") shall be converted into the right to receive shares of the Company's Common Stock valued at $1.00 pro rata in accordance with the initial liquidation preference of $25.00 per share set forth in the Amended and Restated Certificate of Incorporation and Certificate of Designation relating to the Series A Preferred Stock and the Series C Preferred Stock, respectively, in the aggregate amount of $85,000,000, without regard to any accrued and unpaid dividends.

       2.3 Capital Stock of the Company. Except as provided in Section 2.2, each share of the Company's capital stock outstanding as of the Effective Time, shall remain outstanding and shall be unaffected by the Merger.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

       3.1 Representations and Warranties of Holdings. Holdings represents and warrants to the Company as follows:

              (a) Organization and Existence. Holdings is a duly organized and validly existing corporation under the laws of the State of Delaware and has all requisite corporate power and authority to own its assets and to carry on its business as now being conducted and to consummate the transactions contemplated by this Merger Agreement.

              (b) Capitalization of Holdings. The stockholders of Holdings are Hicks, Muse, Tate & Furst Equity Fund III, L.P., a Delaware limited partnership, and HM3





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Coinvestors, L.P., a Texas limited partnership.  There are no outstanding options, warrants, calls, subscriptions, claims or other rights, agreements or commitments obligating Holdings to issue any additional capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of the capital stock of Holdings.

              (c) Authority. Holdings has all requisite corporate power and authority to enter into this Merger Agreement and perform its obligations hereunder. The execution, delivery and performance of this Merger Agreement have been duly authorized by all necessary corporate action on the part of Holdings, and this Merger Agreement has been duly executed and delivered by Holdings. This Merger Agreement has been duly and validly executed and delivered by Holdings and constitutes the legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability affecting the rights of creditors and to general principles of equity.

              (d) No Conflict. The execution, delivery and performance by Holdings of this Merger Agreement does not and will not (a) violate or contravene in any material respect or be in conflict in any material respect with (i) any provision of the Certificate of Incorporation of Holdings or the Bylaws of Holdings, (ii) any provision of any law, rule or regulation applicable to Holdings, (iii) any order, judgment or decree of any court or other agency applicable to Holdings, (b) violate, result in a breach of or constitute a default under any term of any material mortgage, indenture, contract or agreement to which Holdings is a party or by which it or any of its respective properties is bound, or (c) result in the creation of any liens, pledges, charges, restrictions, options, rights of first offer or refusal, security interests, or other encumbrances of any character whatsoever, whether written or oral and whether or not relating to the extension of credit or the borrowing of money ("Encumbrances") on any of the properties or assets of Holdings.

       3.2 Representations and Warranties of the Company. The Company hereby represents and warrants to Holdings as follows:

              (a) Corporate Existence. The Company is duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to own its assets and to carry on its business as now being conducted and to consummate the transactions contemplated by this Merger Agreement.

              (b) Capitalization. The duly authorized capital stock of the Company consists of (i) 30,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred





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Stock"), of which (a) 8,000,000 shares have been designated Series A Preferred
Stock, (b) 6,000,000 shares have been designated Series B Preferred Stock, of which 1,200,000 shares are issued and outstanding and (c) 8,000,000 shares have been designated Series C Preferred Stock, (ii) 423,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of which 255,000,004 shares will be issued and outstanding after giving effect to the Merger and
(iii) 47,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), of which 34,835,832 shares will be issued and outstanding after giving effect to the Merger. Except for the Class A Common Stock, employee stock options outstanding on the date hereof, and warrants to purchase an aggregate of 1,745,167 shares of Common Stock to be issued pursuant to the Warrant Agreement dated as of the date hereof between the Company and Chase Mellon Shareholder Services, L.L.C. (which warrants will be extinguished upon the consummation of the Merger and the repayment of certain senior credit facilities), as warrant agent, there are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating the Company to issue any additional shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of the Company. When issued in accordance with the provisions of this Merger Agreement, the shares of Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of any and all Encumbrances.

              (c) Corporate Authorization. The Company has all requisite corporate power and authority to enter into this Merger Agreement, issue the shares of Common Stock to be issued pursuant hereto, and perform its obligations hereunder. The execution, delivery and performance of this Merger Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Merger Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability affecting the rights of creditors and to general principles of equity.

              (d) No Conflict. The execution, delivery and performance by the Company of this Merger Agreement does not and will not (a) violate or contravene in any material respect or be in conflict in any material respect with (i) any provision of the certificate of incorporation or bylaws of the Company, (ii) any provision of any law, rule or regulation applicable to the Company, (iii) any order, judgment or decree of any court or other agency applicable to the Company, (b) violate, result in a breach of or constitute a default under any term of any material mortgage, indenture, contract or agreement to which





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the Company is a party or by which it or any of its properties is bound, or (c)
result in the creation of any Encumbrance on any of the properties or assets of the Company.

                                   ARTICLE IV

                                 MISCELLANEOUS

       4.1 Governing Law. This Merger Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

       4.2 Abandonment. At any time before the Effective Time, this Merger Agreement may be terminated and the Merger contemplated hereby may be abandoned by the board of directors of the Company, or the board of directors of Holdings, or both, notwithstanding approval of this Merger Agreement by the stockholders of the Company and/or the stockholders of Holdings.

       4.3 Amendment. At any time after obtaining the approval of the stockholders of the Company or the stockholders of Holdings, this Merger Agreement may be amended in any manner (except that any of the principal terms may not be amended without the approval of the stockholders of the Company or the stockholders of Holdings), as may be determined in the judgment of the board of directors of the Company or the board of directors of Holdings to be necessary, desirable, or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Merger Agreement.

       4.4 Counterparts. This Merger Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute, collectively, one and the same instrument.

       4.5 Tax-Free Reorganization. The Merger is intended to qualify as a "reorganization" for purposes of Section 368(a)(1)(A) of the Code. The parties shall file all tax returns consistent with such treatment and shall comply with the reporting and recordkeeping requirements of Treasury Regulation section 1.368-3.





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              IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the board of directors of the Company, the board of directors of Holdings, the stockholders of Holdings, and the stockholders of the Company, is hereby executed on behalf of the Company and Holdings by the respective duly authorized officers of both the Company and Holdings.



                                           VIASYSTEMS GROUP, INC.,
                                           a Delaware corporation


                                           By:    /s/ David J. Webster
                                                  ------------------------------
                                                  Name:  David J. Webster
                                                  Title: Senior Vice President


                                           CHIPS HOLDINGS, INC.,
                                           a Delaware corporation



                                           By:    /s/ David J. Webster
                                                  ------------------------------
                                                  Name:  David J. Webster
                                                  Title: Senior Vice President





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                       CERTIFICATE OF ASSISTANT SECRETARY
                                       OF
                             VIASYSTEMS GROUP, INC.


              The undersigned, Ellen L. Lipsitz, hereby certifies that she is the duly elected and presently incumbent Assistant Secretary of Viasystems Group, Inc., a Delaware corporation (the "Company"), and hereby further certifies as follows:

              The Agreement and Plan of Merger (the "Agreement") to which this Certificate of Assistant Secretary is attached was executed by a duly authorized officer of the Company, and was duly adopted by the board of directors of the Company with approval of the stockholders of the Company in accordance with the first sentence of Section 251(f) of the General Corporation Law of the State of Delaware.

              IN WITNESS WHEREOF, the undersigned does hereby execute this Certificate of Secretary.



Dated:  June 6, 1997                       /s/ Ellen L. Lipsitz
                                           -------------------------------------
                                           Ellen L. Lipsitz, Assistant Secretary





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                       CERTIFICATE OF ASSISTANT SECRETARY
                                       OF
                              CHIPS HOLDINGS, INC.


              The undersigned, Ellen L. Lipsitz, hereby certifies that she is the duly elected and presently incumbent Assistant Secretary of Chips Holdings, Inc., a Delaware corporation (the "Holdings"), and hereby further certifies as follows:

              The Agreement and Plan of Merger (the "Agreement") to which this Certificate of Assistant Secretary is attached was executed by a duly authorized officer of the Holdings, and was duly adopted by the board of directors of the Holdings with approval of the stockholders of the Holdings in accordance with the first sentence of Section 251(f) of the General Corporation Law of the State of Delaware.

              IN WITNESS WHEREOF, the undersigned does hereby execute this Certificate of Secretary.



Dated:  June 6, 1997                       /s/ Ellen L. Lipsitz
                                           -------------------------------------
                                           Ellen L. Lipsitz, Assistant Secretary





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